UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

DENBURY RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 3000 Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 20, 2005, Denbury Resources Inc. issued a press release announcing that its stockholders had approved an amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 100 million to 250 million shares and to split the common stock two-for-one. The record date for the stock split is October 31, 2005 and the distribution date for the additional share certificates is November 7, 2005. A copy of the press release issued by Denbury is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release, dated October 20, 2005, of Denbury Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.

Date: October 21, 2005	By:	/s/ Phil Rykhoek
	Name:	Phil Rykhoek
	Title:	Sr. Vice President and Chief Financial

Officer

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